UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2020

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 Lincoln Street Worcester, Massachusetts	06153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $.01 par value	THG	New York Stock Exchange
7 5/8% Senior Debentures due 2025	THG	New York Stock Exchange
6.35% Subordinated Debentures due 2053	THGA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth below in Item 8.01 is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On August 19, 2020, The Hanover Insurance Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to sell and the Underwriters agreed to purchase, upon the terms and subject to the conditions set forth therein, $300 million aggregate principal amount of the Company’s 2.500% Notes due 2030 (the “Notes”). The Notes were registered on Form S-3 under the Securities Act of 1933 (Registration Statement File No. 333-247958) (the “Registration Statement”) and were issued pursuant to an indenture dated as of April 8, 2016 (the “Base Indenture”) between the Company and U.S. Bank National Association (the “Trustee”), as supplemented by the second supplemental indenture dated as of August 24, 2020 between the Company and the Trustee (the “Second Supplemental Indenture”).

On August 24, 2020, the Company completed the issuance and sale of the Notes. The Notes, which are senior unsecured obligations of the Company, will mature in 2030 and will bear interest at the rate of 2.500% per year, with interest payable semi-annually on March 1 and September 1 of each year, beginning on March 1, 2021. The Company may redeem the Notes in whole or in part on the terms set forth in the Second Supplemental Indenture. The Company plans to use the net proceeds from the issuance of the Notes to redeem its outstanding 6.35% subordinated debentures due 2053 and for general corporate purposes.

The foregoing summaries of the Underwriting Agreement, the Base Indenture and the Second Supplemental Indenture do not purport to be complete and are qualified in their entirety by references to such documents. The Underwriting Agreement and the Second Supplemental Indenture are filed hereto as Exhibits 1.1 and 4.2, respectively. The Base Indenture is filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File No. 333-210328), filed with the SEC on April 8, 2016.

A copy of the opinion of Ropes & Gray LLP relating to the validity of the Notes is filed as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement dated as of August 19, 2020 by and among The Hanover Insurance Group, Inc. and Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC as representatives of the several underwriters named in Schedule I thereto.

4.1	Indenture dated as of April 8, 2016, between The Hanover Insurance Group, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to exhibit 4.1 of the Company’s Registration Statement on Form S-3 (File No. 333-210328), filed with the SEC on April 8, 2016.

4.2	Second Supplemental Indenture dated as of August 24, 2020, between The Hanover Insurance Group, Inc. and U.S. Bank National Association, as trustee, supplementing the Base Indenture dated as of April 8, 2016.

4.3	Form of Security Certificate representing the Notes (included in Exhibit 4.2).

5.1	Opinion of Ropes & Gray LLP as to the validity of the Notes.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

99.1	Press Release of The Hanover Insurance Group, Inc. dated August 19, 2020.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HANOVER INSURANCE GROUP, INC.

By:	/s/ Dennis F. Kerrigan
Name:	Dennis F. Kerrigan
Title:	Executive Vice President and Chief Legal Officer

Date: August 24, 2020

3